UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 11, 2018

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On September 11, 2018, we announced the appointment of Dr. Shawn A. Scranton, as our Sr. Vice President, Chief Operating Officer, effective as of his first day of employment with us, which is expected to be October 1, 2018.

Dr. Scranton, age 54, previously served as Chief Scientific Consultant for Sentynl Therapeutics, Inc. a wholly owned subsidiarity of Zydus-Cadila, a pharmaceutical company, from 2017 to 2018. From 2015 to 2017, Dr. Scranton served as Senior Vice President, Chief Scientific Officer at Sentynl Therapeutics, Inc., a pharmaceutical company. Prior to Sentynl, Dr. Scranton served as Consultant, Managing Director at Strategic Therapeutic Solutions, LLC, a pharmaceutical consulting company, and from 2007 to 2012, Dr. Scranton served as VP, Scientific Operations at Victory Pharma, Inc., a specialty pharmaceutical company. Dr. Scranton served as Sr. Director of Translational Medicine at Kalypsys, Inc., a pharmaceutical company, from 2005 to 2007, and as Director of Clinical Research/Program Director at Salmedix Corporation, a drug development company, from 2001 to 2005. From 1998 to 2000, Dr. Scranton served as Senior Clinical Research Scientist, Clinical Development at Dura Pharmaceuticals, Inc., a pharmaceutical company. Dr. Scranton holds a Doctor of Pharmacy from the University of the Pacific School of Pharmacy (1994) and a B.A. in Animal Physiology from the University of California, San Diego (1988).

Compensation Arrangements

We entered into an executive employment agreement with Dr. Scranton effective as of his first day of employment with us, which is expected to be October 1, 2018. The executive employment agreement does not have a term and may be terminated by us or Dr. Scranton at any time.

Pursuant to the executive employment agreement, Dr. Scranton will receive a base salary of $300,000 per year, less applicable withholdings, and he will be eligible to earn an annual target bonus of up to 35% of his base salary upon achievement of performance objectives to be determined by our board of directors in its sole discretion. Dr. Scranton is also eligible to participate in the employee benefit plans sponsored by us of general applicability to other of our senior executives.

In connection with his employment, we have agreed to grant Dr. Scranton an option to purchase 82,000 shares of our common stock at an exercise price per share equal to the fair market value of our shares on the date of grant, pursuant to an equity incentive plan and subject to approval by our board of directors. The shares subject to the option award will be scheduled to vest as follows, subject to Dr. Scranton’s continued service through each applicable vesting date: 25% of the shares will vest on the first anniversary of the date on which Dr. Scranton commences employment with us and thereafter 1/48th of the shares subject to the option will vest on each monthly anniversary of the date on which Dr. Scranton commences employment with us, such that the option will be fully vested on the fourth anniversary of the date on which Dr. Scranton commences employment with us.

The executive employment agreement also provides benefits in connection with a termination of Dr. Scranton’s employment under specified circumstances. Under the terms of the executive employment agreement, if we terminate Dr. Scranton’s employment other than for “cause,” death, or “disability,” or Dr. Scranton terminates his employment for “good reason,” in either case, during the period beginning three months prior to a change of control and ending twelve months following a “change of control” (as such terms are defined in the executive employment agreement) (the “Change of Control Period”), Dr. Scranton will be entitled to receive, subject to his timely execution and non-revocation of a separation agreement and release of claims in a form reasonably satisfactory to us and his continued adherence to the nonsolicitation provision of the executive employment agreement, (i) a lump sum severance payment equal to 150% of the sum of (x) his then-current base salary, as then in effect or, if greater, at the level in effect immediately prior to the change of control, plus (y) his target bonus for the fiscal year in which the termination occurs; (ii) reimbursements for Dr. Scranton’s and his eligible dependents’ COBRA premiums for up to 18 months; and (iii) accelerated vesting as to 100% of Dr. Scranton’s then-outstanding equity awards.

The executive employment agreement provides that if we terminate Dr. Scranton’s employment other than for cause, death, or disability, or Dr. Scranton terminates his employment for good reason, in either case, outside of the Change of Control Period, Dr. Scranton will be entitled to receive, subject to his timely execution and non-revocation of a separation agreement and release of claims in a form reasonably satisfactory to us and his continued adherence to the nonsolicitation provision of the executive employment agreement, (i) continuing payments of severance pay for nine months at a rate equal to (x) the sum of 75% of his base salary rate, as then in effect, plus the sum of all performance bonuses paid to Dr. Scranton during our fiscal year immediately preceding the fiscal year in which Dr. Scranton’s termination occurs divided by (y) nine and (ii) reimbursements for Dr. Scranton’s and his eligible dependents’ COBRA premiums for up to nine months.

If any of the severance and other benefits provided for in the executive employment agreement or otherwise payable to Dr. Scranton constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to excise tax under Section 4999 of the Internal Revenue Code, then such payments will be delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax, whichever results in the greater amount of after-tax benefits to Dr. Scranton.

The summary description of Dr. Scranton’s executive employment agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the executive employment agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Other Matters

In addition, we have provided our standard form of indemnification agreement to Dr. Scranton. The form indemnification agreement was filed with the Securities and Exchange Commission on June 5, 2014 as Exhibit 10.4 to our Registration Statement on Form S-1/A and is incorporated herein by reference. Dr. Scranton has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Dr. Scranton and any of our directors or executive officers.

Item 7.01.	Regulation FD Disclosure.

On September 11, 2018, we issued a press release announcing Dr. Scranton’s appointment as our Sr. Vice President, Chief Operating Officer. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement, effective October 1, 2018, between the Company and Shawn A. Scranton, PharmD.

99.1	Press release dated September 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: September 11, 2018	By:	/s/ Susan A. Knudson
Susan A. Knudson Chief Financial Officer (Principal Financial and Accounting Officer)